Exhibit 10.4

                       INDEMNITY AND RESTRICTION AGREEMENT


     This Indemnity Agreement and Restriction Agreement (the "Agreement") is made and entered into this 8th day of July, 1998 by SOLAR SATELLITE COMMUNICATION, INC., a Colorado corporation ("Primary Indemnitor") whose principal business address is 303 E. 17th Avenue, Suite 1000, Denver, Colorado, BURTON C. BOOTHBY ("Indemnitee") whose business address is 5650 Greenwood Plaza Boulevard, Suite 103, Englewood, 80111, SATELLITE INTEREST GROUP, LLC, a Colorado limited liability company ("SIG") whose business address is 5650 Greenwood Plaza Boulevard, Suite 107, Englewood, 80111 and ST. CHARLES INVESTMENT COMPANY, a Colorado corporation ("St. Charles") whose business address is 5650 Greenwood Plaza Boulevard, Suite 103, Englewood, 80111.

                                    RECITALS

A. Primary Indemnitor owns 527,650 shares of stock (the "Accelr8 Stock") in Accelr8 Technology Corporation, a Colorado corporation ("Accelr8") which shares are represented by two stock certificates (the "Accelr8 Certificates"), to wit: Accelr8 Stock #1797 which originally represented 610,600 shares of Accelr8 Stock and now represents 152,650 shares of Accelr8 Stock as a result of a 1 for 4 reverse stock split and Accelr8 Stock #1428 which originally represented 1,500,000 shares of Accelr8 Stock and now represents 375,000 shares of Accelr8 Stock as a result of the 1 for 4 reverse stock split.

B.   The Accelr8 Certificates have been lost, stolen, destroyed or misplaced;

C. Primary Indemnitor desires to obtain a lost instruments bond (the "Indemnity Bond" ) to submit to Accelr8 and/or its transfer agent (collectively, the "Issuer") in order to induce the Issuer to issue replacement stock certificates (the "Replacement Certificates") for the Accelr8 Stock;

D. Seaboard Surety Company (the "Seaboard") has agreed to issue its Indemnity Bond to Primary Indemnitor on the condition that Boothby issue his Agreement of Indemnity (the "Boothby Indemnity") to Seaboard;

E. SIG is the majority shareholder of the Primary Indemnitor and is entitled to receive a fee (the "Asset Rehabilitation Fee") from the Primary Indemnitor in the amount of $2,500,000 when and if the Replacement Shares are issued;

F. St. Charles owns a 25% membership interest in and to SIG and is entitled to receive a fee (the "Credit Facilitation Fee") from SIG in the amount of $1,600,000 when and if the Replacement Shares are issued;


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G.   Boothby has signed and delivered the Boothby Indemnity to Seaboard, and will authorize Seaboard to issued its Indemnity Bond to the Issuer, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of Boothby issuing the Boothby Indemnity and authorizing Seaboard to issue its Indemnity Bond to Issuer, the parties agree as follows:

1. INDEMNITY OF PRIMARY INDEMNITOR. The Primary Indemnitor hereby agrees at all times to indemnify and save harmless Boothby from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees and expenses of every nature and character which he may sustain or incur by reason or on account of issuing the Boothby Indemnity to Seaboard.

2. COVENANTS OF PRIMARY INDEMNITOR. The Primary Indemnitor covenants and agrees until the Termination Date (as defined and described in Section 3), without the prior written consent of Boothby, which consent Boothby may withhold for any reason whatsoever, the Primary Indemnitor will comply with and observe the following negative covenants and provisions (collectively, the "Restrictions"), and will not:

    A. Make any loan or advance to any person or entity unless the loan is fully secured.

    B. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its authorized stock (or rights, options or warrants to purchase shares of its authorized stock) now or hereafter outstanding, return any capital to its shareholders as such, or permit any subsidiary to do any of the foregoing; provided, however, that nothing herein contained shall prevent the Primary Indemnitor from effecting a stock split.

    C. Make, or enter into any agreement under which Primary Indemnitor would be bound to make, any purchase, redemption, retirement or other acquisition for value of any of its outstanding shares, except for distributions incident to the redemption of stock made pursuant to existing redemption agreements.

    D. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of the assets of the Primary Indemnitor or any assets of any subsidiary (except for a sale of all assets to, or merger of any subsidiary into, the Primary Indemnitor) (whether now owned or hereafter acquired) to any Person or entity.

    E. Enter, or permit any subsidiary to enter, into any transaction, including, without limitation, any loans or extensions of credit, with any officer or director of the Primary Indemnitor or holder of more than 10% of any class of authorized stock of the Primary Indemnitor, or any member of their respective immediate families or any corporation or

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        other entity directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families.

    F. Make, or permit any subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

    G. Make any amendment to its Articles of Incorporation or Bylaws which limits its legal capacity or ability to perform its obligations under this Agreement.

    H. Pay salaries, bonuses or other compensation to its officers and directors in an aggregate amount exceeding Thirty Thousand Dollars ($30,000.00) in any fiscal year.

3. TERMINATION OF RESTRICTIONS. The Restrictions set forth in Section 2 above shall terminate on the earlier of (the "Termination Date"): (a) the date that Boothby is released from the Boothby Indemnity; (b) the date that the Boothby Indemnity becomes legally unenforceable; (c) the seventh (7th) anniversary of Seaboard's issuance of the Indemnity Bond; or (d) the date that this Agreement automatically terminates because St. Charles can "cover" for Boothby pursuant to
Section 6.

4. SUBORDINATION OF DISTRIBUTIONS. SIG shall not receive or accept from the Primary Indemnitor any dividends, distributions of cash or assets, or return of capital (collectively, the "Distributions") until the Termination Date. If SIG should receive a Distribution prior to the Termination Date it shall hold any amount so received in trust for the Indemnitee to be applied or held by it to make any indemnity payments that the Primary Indemnitor may be required to make to Indemnitee pursuant to Section 1.

5. SECONDARY INDEMNITY. SIG and St. Charles hereby agree at all times to indemnify and save harmless Boothby from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees and expenses of every nature and character which he may sustain or incur by reason or on account of issuing the Boothby Indemnity to Seaboard, in the event that the indemnity of the Primary Indemnitor is uncollectible. The indemnity set forth in this Section 5 is intended to be a secondary indemnity to be exercised by Boothby only after exhausting his rights and remedies against the Primary Indemnitor. The Primary Indemnitor shall have no rights of contribution against SIG or St. Charles.

6. TERMINATION IF ST. CHARLES CAN COVER. In the event that the price per share of Accelr8 stock drops to the extent that St. Charles can "cover" Boothby by purchasing 527,650 shares of Accelr8 Stock with its $1,600,000 Credit Facilitation Fee, then this Agreement shall automatically terminate. St. Charles shall be deemed to be able to "cover" if the Closing Price for Accelr8 stock in the National Association of Securities Dealers Automatic Quotation System remains at or below $3.00 per share for thirty (30) consecutive calendar days. If this Agreement automatically terminates pursuant to this Section 6, at the request of any party, all parties shall sign a written statement acknowledging that this Agreement is terminated.

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7.  SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of Boothby and Indemnitor. In the event of the death or incompetence of Boothby, the trustee of the Burton C. Boothby Trust is hereby empowered to consent to the waiver of the Restriction set forth in Paragraph 2.

    DONE AND SIGNED this 8th day of July, 1998.



INDEMNITEE:                            /s/  Burton c. Boothby
                                       ---------------------------------------
                                       BURTON C. BOOTHBY


INDEMNITOR:                            SOLAR SATELLITE COMMUNICATION,
                                       INC., a Colorado corporation


                                       By: /s/  Robert J. Guerra
                                          ------------------------------------
                                             Name:  Robert J. Guerra
                                             Title:    President


                                       ST. CHARLES INVESTMENT COMPANY,
                                       a Colorado corporation


                                       By: /s/  Burton c. Boothby
                                          ------------------------------------
                                             Name:  Burton C. Boothby
                                             Title:    President


                                       SATELLITE INVESTMENT GROUP, LLC
                                       a Colorado limited liability company


                                       By: /s/  Robert J. Guerra
                                          ------------------------------------
                                             Name:  Robert J. Guerra
                                             Title:    Manager

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